UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 29, 2025

WOLFSPEED, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40863	56-1572719
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

4600 Silicon Drive
Durham North Carolina	27703
(Address of principal executive offices)	(Zip Code)

(919) 407-5300

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.00125 par value	WOLF	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

As previously disclosed, on June 30, 2025, Wolfspeed, Inc. (“Wolfspeed”) and its wholly owned subsidiary, Wolfspeed Texas LLC (together with Wolfspeed, the “Company”), filed voluntary petitions commencing cases (the “Chapter 11 Cases”) under Chapter 11 of Title 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of Texas, Houston Division (the “Court”) to implement a prepackaged chapter 11 plan of reorganization (the “Plan”). The Chapter 11 Cases are jointly administered under the caption In re Wolfspeed, Inc., et al. A summary of the material terms of the Plan and related matters is contained in the Company’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on July 1, 2025 and is incorporated herein by reference.

Capitalized terms used but not defined herein have the meanings ascribed to them in the Plan.

On September 8, 2025, the Court entered the Order (I) Approving the Disclosure Statement, (II) Confirming the Joint Prepackaged Chapter 11 Plan of Reorganization of Wolfspeed, Inc. and Its Debtor Affiliate, and (III) Approving Entry into the Backstop Agreement [Docket No. 285] (the “Confirmation Order”), which, among other things, confirmed the Plan.

On September 29, 2025 (the “Plan Effective Date”), the conditions to the effectiveness of the Plan were satisfied or waived and the Plan became effective. The Company emerged from the Chapter 11 Cases on September 29, 2025. A copy of the Plan, the Confirmation Order and notice of the Plan Effective Date may be found at https://dm.epiq11.com/wolfspeed.

Item 1.01.	Entry into a Material Definitive Agreement.

Warrant Issuance

In accordance with the Plan, on the Plan Effective Date, Wolfspeed issued a warrant (the “Renesas Warrant”) to Renesas Electronics America Inc. (“Renesas”) to purchase an aggregate of 4,943,555 shares of Wolfspeed’s common stock, par value $0.00125 per share (the “New Common Stock”), at an exercise price of $23.95 per share. Until all Regulatory Approvals have been received, the Renesas Warrant shall only be deemed issued for purposes of U.S. federal and applicable state and local income tax purposes and is not exercisable. The Renesas Warrant is exercisable within three years from the Plan Effective Date; provided, that if the Regulatory Trigger Deadline occurs, the expiration date of the Renesas Warrant shall be extended by one year. Further, until all Regulatory Approvals have been received, in lieu of shares of New Common Stock receivable upon exercise of the Renesas Warrant, Renesas will have the right to receive Cash proceeds from the sale of the Warrant Consideration Shares in accordance with the terms of the Plan and the Investor Rights Agreement (as defined below). The Renesas Warrant also includes “Black Scholes” protection for two years following the Plan Effective Date.

The foregoing description of the Renesas Warrant is a summary and does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Renesas Warrant, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Investor Rights and Disposition Agreement

In accordance with the Plan, on the Plan Effective Date Wolfspeed entered into an Investor Rights and Disposition Agreement (the “Investor Rights Agreement”) with Renesas. The Investor Rights Agreement provides certain investment-related rights, including, among other terms, that Renesas has the right to select one member of the board of directors of Wolfspeed (the “Board”), subject to receipt of the Regulatory Approvals and Renesas holding in excess of 10% in the aggregate of the New Common Stock. The Investor Rights Agreement also provides that, through January 1 of the year following the receipt of all Regulatory Approvals, (i) Renesas shall not exercise voting rights attached to New Common Stock beneficially owned by Renesas representing more than 9.9% of the Aggregate Company Voting Power (as defined therein) (the “Voting Rights Limitation”) and (ii) any conversion or exercise of Securities (as defined therein) into New Common Stock by Renesas shall be null and void and treated as if never made to the extent that, after giving effect to such conversion or exercise, Renesas would beneficially own New Common Stock representing more than 39.9% of the Aggregate Company Voting Power immediately after giving effect to such conversion or exercise (the “Beneficial Ownership Limitation” and, together with the Voting Rights Limitation, the “Limitations”). Such Limitations will be automatically renewed for subsequent one-year periods subject to the terms of the Investor Rights Agreement. Notwithstanding the foregoing, Renesas may terminate the Limitations at any time and without regard to any limitation periods set forth in the Investor Rights Agreement if Wolfspeed has submitted to its stockholders’ meeting a proposal of (i) any transaction that would lead to a change of control of Wolfspeed, (ii) the issuance of any New Common Stock (or instruments convertible or exercisable into New Common Stock), (iii) any amendment to the New Certificate of Incorporation (as defined below) or New Bylaws (as defined below) that would adversely affect any rights of Renesas and (iv) any other matters that could adversely affect any rights of Renesas.

Additionally, prior to the Renesas Base Distribution Date under the Plan, subject to certain terms and conditions, Renesas has designation rights regarding the disposition of, and right to cash proceeds from the disposition of, the New Common Stock (or the New Common Stock underlying the Securities (as defined therein)) that Renesas is entitled to receive pursuant to the Plan. Renesas may direct Wolfspeed to sell shares of New Common Stock through a primary registered offering pursuant to the Registration Rights Agreement (as defined below) or sell shares under the ELOC/ATM Program (as defined in the Investor Rights Agreement), and remit the cash proceeds from such sales directly to Renesas, net only of sales agent or underwriter commissions or discounts. Upon remittance of such proceeds to Renesas, Renesas’s entitlement to such Securities will be reduced accordingly. Renesas is not permitted to exercise such designation rights until nineteen (19) weeks after the Plan Effective Date.

The foregoing description of the Investor Rights Agreement is a summary and does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Investor Rights Agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Registration Rights Agreement

In accordance with the Plan, on the Plan Effective Date, Wolfspeed entered into a Registration Rights Agreement with Renesas and certain holders of the New 2L Convertible Notes (as defined below) (together with Renesas, the “RRA Counterparties”).

The Registration Rights Agreement grants the RRA Counterparties certain registration rights in respect of certain “Registrable Securities” (as defined in the Registration Rights Agreement) held by them. Pursuant to the Registration Rights Agreement, Wolfspeed must file a shelf registration statement on Form S-1 or, if available, a registration statement on Form S-3 (a “Shelf Registration Statement”) to register the Registrable Securities held by the RRA Counterparties (i) within 45 days of the Plan Effective Date and (ii) solely with respect to the Registrable Securities held by Renesas, within 45 days of the Renesas Base Distribution Date under the Plan. Thereafter, an RRA Counterparty holding Registrable Securities registered on an effective Shelf Registration Statement may require Wolfspeed to effect an underwritten offering of such RRA Counterparty’s Registrable Securities and file any necessary prospectus supplement or post-effective amendment to Wolfspeed’s Shelf Registration Statement as soon as practicable and, in any event, within fifteen business days (in the case of a Shelf Registration Statement on Form S-1) or ten business days (in the case of a Shelf Registration Statement on Form S-3). The RRA Counterparties may also sell Registrable Securities registered under the Shelf Registration Statements in non-underwritten offerings. Wolfspeed is required to maintain the effectiveness of any Shelf Registration Statement until the Registrable Securities covered by such Shelf Registration Statement are no longer Registrable Securities.

Additionally, the RRA Counterparties have customary piggyback registration rights, subject to the limitations set forth in the Registration Rights Agreement.

Prior to the receipt of Regulatory Approvals, at any time following the nineteen-week anniversary of the Plan Effective Date, Renesas may require Wolfspeed to register the sale of shares of New Common Stock or other securities of Wolfspeed on a registration statement on Form S-1 or, if available, a registration statement on Form S-3, to conduct a primary offering of securities, the proceeds of which (after deducting underwriting commissions) will, in accordance with the Investor Rights Agreement, be directed to Renesas in satisfaction of Wolfspeed’s obligation to issue shares of New Common Stock to Renesas pursuant to the Plan.

The foregoing registration rights are subject to certain conditions and limitations, including customary blackout periods, market conditions, Wolfspeed’s right to delay or withdraw a registration statement under certain circumstances and, if an underwritten offering is contemplated, the number of such underwritten offerings to be initiated during a year and the right of underwriters to limit the number of shares to be included in a registration statement.

Wolfspeed will generally pay all registration expenses in connection with its obligations under the Registration Rights Agreement, regardless of whether a registration statement is filed or becomes effective. The Registration Rights Agreement provides for customary indemnification and contribution provisions. The Registration Rights Agreement will terminate, with respect to each RRA Counterparty, at such time as such RRA Counterparty no longer owns any Registrable Securities, and in full and be of no further effect, at such time as there are no Registrable Securities held by any RRA Counterparties.

The foregoing description of the Registration Rights Agreement is a summary and does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Registration Rights Agreement, which is filed as Exhibit 10.3 to this Current Report on Form 8-K and incorporated herein by reference.

New Senior Secured Notes

In accordance with the Plan, on the Plan Effective Date, certain holders of Wolfspeed’s existing Senior Secured Notes due 2030 (the “Existing Senior Secured Notes”) received their pro rata share of (i) new senior secured notes due 2030 of Wolfspeed in an aggregate principal amount of $1,259,210,128 (the “New Senior Secured Notes”), (ii) a payment from the redemption of $277.5 million in principal amount of Existing Senior Secured Notes at a redemption price of 109.875% of the principal amount being redeemed (to be paid with the proceeds of the rights offering, described below, and proceeds from the sale of shares of common stock of MACOM Technology Solutions Holdings, Inc. previously held by Wolfspeed), and (iii) certain commitment fees, subject to certain conditions.

The New Senior Secured Notes were issued pursuant to an Indenture, dated as of the Plan Effective Date, between the Company and U.S. Bank Trust Company, National Association (the “New Senior Secured Notes Indenture”). The New Senior Secured Notes were issued by Wolfspeed and will be guaranteed by Wolfspeed Texas LLC and all other subsidiaries of Wolfspeed, subject to certain exceptions specified in the New Senior Secured Notes Indenture. The New Senior Secured Notes are secured by substantially all assets of Wolfspeed and the subsidiary guarantors. The terms of the New Senior Secured Notes are substantially similar to the terms of the Existing Senior Secured Notes with certain modifications to reduce go-forward cash interest and minimum liquidity requirements and to provide for certain additional required redemptions, as set forth in the New Senior Secured Notes Indenture.

The foregoing description of the New Senior Secured Notes and the New Senior Secured Notes Indenture is a summary and does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the full text of the New Senior Secured Notes Indenture and New Senior Secured Notes, which are filed as Exhibits 4.1 and 4.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

New 2L Convertible Notes, New Renesas 2L Convertible Notes and New 2L Takeback Notes

In accordance with the Plan, on the Plan Effective Date, holders of Wolfspeed’s previously existing 1.75% Convertible Senior Notes due 2026 (the “2026 Notes”), 0.25% Convertible Senior Notes due 2028 (the “2028 Notes”), and 1.875% Convertible Senior Notes due 2029 (the “2029 Notes”, and, collectively, with the 2026 Notes and the 2028 Notes, the “Convertible Notes”), received their pro rata share of (i) rights to participate in the rights offering of new 2.5% Convertible Second-Lien Senior Secured Notes due 2031 (the “New 2L Convertible Notes”) in the principal amount of approximately $180.675 million, which was fully backstopped by certain holders of Wolfspeed’s previously existing Convertible Notes (who also purchased the remaining reserved $120.45 million New 2L Convertible Notes issued in the rights offering, and for which such backstop parties received a premium reflected by the issuance of additional New 2L Convertible Notes in the principal amount of $30.25 million), (ii) new 7.00%/12.00% Second Lien Senior Secured PIK Toggle Notes due 2031 in the principal amount of approximately $296.4 million (the “New 2L Takeback Notes”), and (iii) 24,533,760 shares of New Common Stock.

In addition, in accordance with the Plan, on the Plan Effective Date, Renesas received approximately $203.6 million aggregate principal amount of new 2.5% Convertible Second-Lien Senior Secured Notes due 2031 (the “New Renesas 2L Convertible Notes,” and together with the New 2L Convertible Notes and the New 2L Takeback Notes, the “2L Notes”).

The New 2L Convertible Notes were issued pursuant to an Indenture, dated as of the Plan Effective Date, between Wolfspeed, Wolfspeed Texas LLC and U.S. Bank Trust Company, National Association (the “New 2L Convertible Notes Indenture”). The New Renesas 2L Convertible Notes were issued pursuant to an Indenture, dated as of the Plan Effective Date, between Wolfspeed, Wolfspeed Texas LLC and U.S. Bank Trust Company, National Association (the “New Renesas 2L Convertible Notes Indenture”). The New 2L Takeback Notes were issued pursuant to an Indenture, dated as of the Plan Effective Date, between Wolfspeed, Wolfspeed Texas LLC and U.S. Bank Trust Company, National Association (the “New 2L Takeback Notes Indenture,” and together with the New 2L Convertible Notes Indenture and the New Renesas 2L Convertible Notes Indenture, the “2L Indentures”). The 2L Notes were issued by Wolfspeed and will be guaranteed by Wolfspeed Texas LLC and all other subsidiaries of Wolfspeed, subject to certain exceptions specified in the 2L Indentures. The 2L Notes are secured on a second-lien basis by all assets of Wolfspeed and the subsidiary guarantors that secure the New Senior Secured Notes. The New 2L Convertible Notes and New Renesas 2L Convertible Notes will be convertible into shares of Wolfspeed’s New Common Stock in accordance with, and subject to the conditions in, the 2L Convertible Notes Indenture and New Renesas 2L Convertible Notes Indenture, respectively.

The foregoing description of the 2L Notes and the 2L Indentures is a summary and does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the full text of (i) the New 2L Takeback Notes Indenture and the New 2L Takeback Notes, which are filed as Exhibits 4.3 and 4.4, respectively, to this Current Report on Form 8-K and incorporated herein by reference, (ii) the New 2L Convertible Notes Indenture and the New 2L Convertible Notes, which are filed as Exhibits 4.5 and 4.6, respectively, to this Current Report on Form 8-K and incorporated herein by reference and (iii) the New Renesas 2L Convertible Notes Indenture and the New Renesas 2L Convertible Notes, which are filed as Exhibits 4.7 and 4.8, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Intercreditor Agreements

In connection with Wolfspeed’s entrance into the New Senior Secured Notes Indenture and the 2L Indentures, Wolfspeed, the trustees and the collateral agents under the New Senior Secured Notes Indenture and the 2L Indentures entered into the First Lien/Second Lien Intercreditor Agreement, dated as of the Plan Effective Date, which sets forth the respective rights on the shared collateral between the noteholders under the New Senior Secured Notes, as first lien creditors, on the one hand, and the noteholders under the 2L Notes, as second lien creditors, on the other hand.

Additionally, in connection with the Company’s entrance into the 2L Indentures, the Company, the trustees and the collateral agents under the 2L Indentures entered into the Equal Priority Intercreditor Agreement, dated as of the Plan Effective Date, which sets forth the respective rights on the shared collateral among the noteholders under the 2L Notes.

Item 1.02.	Termination of a Material Definitive Agreement.

In connection with the issuance of the New Senior Secured Notes, the New 2L Convertible Notes, the New Renesas 2L Convertible Notes and the New 2L Takeback Notes described in Item 1.01 of this Current Report on Form 8-K, effective on the Plan Effective Date, Wolfspeed terminated (i) the existing Indenture, dated as of April 21, 2020, by and between Wolfspeed and CSC Delaware Trust Company (as successor in interest to U.S. Bank Trust Company, National Association (as successor to U.S. Bank National Association)), and the existing 2026 Notes issued thereunder, (ii) the existing Indenture, dated as of February 3, 2022, by and between Wolfspeed and CSC Delaware Trust Company (as successor in interest to U.S. Bank Trust Company, National Association (as successor to U.S. Bank National Association)) and the existing 2028 Notes issued thereunder; (iii) the existing Indenture, dated as of November 21, 2022, by and between Wolfspeed and CSC Delaware Trust Company (as successor in interest to U.S. Bank Trust Company, National Association (as successor to U.S. Bank National Association)) and the existing 2029 Notes issued thereunder, (iv) the existing Amended and Restated Indenture, dated as of October 11, 2024, by and between Wolfspeed and U.S. Bank Trust Company, National Association, and the Existing Senior Secured Notes issued thereunder and (v) the Unsecured Customer Refundable Deposit Agreement, dated as of July 5, 2023, between Wolfspeed and Renesas (the “CRD”), and the CRD loans issued thereunder.

Item 1.03.	Bankruptcy or Receivership.

The information set forth in the Introductory Note and Items 1.01, 1.02 and 3.02 of this Current Report on Form 8-K is incorporated herein by reference.

The material terms of the restructuring transactions that are set forth in the Plan, as confirmed by the Court, were previously described under “Restructuring Support Agreement” in Item 1.01 on a Current Report on Form 8-K filed by Wolfspeed on June 23, 2025, which description is incorporated herein by reference. This summary describes only certain material provisions of the Plan, does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Plan, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated into this Item 1.03 by reference.

Immediately prior to the Plan Effective Date, there were 156,479,390 outstanding shares of Wolfspeed’s common stock, $0.00125 par value per share (the “Old Common Stock”). In accordance with the Plan and a Plan of Conversion approved by Wolfspeed’s Board (the “Plan of Conversion”), at 12:01 am Eastern Time on September 29, 2025 (the “Conversion Effective Time”), Wolfspeed effected a conversion from a North Carolina corporation to a Delaware corporation and, in connection therewith, a new certificate of incorporation (the “New Certificate of Incorporation”) became effective and Wolfspeed adopted new bylaws (the “New Bylaws”). After giving effect to the transactions contemplated by the Plan and the Plan of Conversion, the Company’s Old Common Stock was cancelled and retired and the Company issued approximately 25,840,656 shares of New Common Stock in accordance with the Plan.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in the Introductory Note and under “New Senior Secured Notes” and “New 2L Convertible Notes, New Renesas 2L Convertible Notes and New 2L Takeback Notes” of Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

Under the Plan, on the Plan Effective Date, all of the previously issued and outstanding shares of Old Common Stock were cancelled, and existing equity holders received their pro rata share of approximately 1,306,896 shares of New Common Stock. Also pursuant to the Plan, Wolfspeed issued an aggregate of approximately 25,840,656 shares of New Common Stock (inclusive of the aforementioned shares of New Common Stock issued to existing equity holders). As of the Plan Effective Date, Wolfspeed had an aggregate of approximately 25,840,656 shares of New Common Stock issued and outstanding and approximately 73,030,424 shares of New Common Stock reserved for issuance pursuant to the Plan (such reserve, the “Share Reserve”). If the Regulatory Approvals are received prior to the Regulatory Trigger Deadline, Wolfspeed will issue 16,852,372 shares of New Common Stock to Renesas from the Share Reserve. If the Regulatory Approvals have not been obtained prior to the Regulatory Trigger Deadline, Wolfspeed will issue 871,287 shares of New Common Stock to Renesas from the Share Reserve. However, if Regulatory Approvals are received by the Regulatory Trigger Deadline, holders of Old Common Stock immediately prior to the Plan Effective Date shall receive their pro rata portion of 871,287 shares of New Common Stock from the Share Reserve.

The issuance of the shares of New Common Stock, including the issuance of shares of New Common Stock upon exercise of the Renesas Warrant or upon conversion of the New 2L Convertible Notes or the New Renesas 2L Convertible Notes, and the issuance of the New Senior Secured Notes and the New 2L Takeback Notes, was or will be exempt, as the case may be, from registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 1145 of the Bankruptcy Code (which generally exempts from such registration requirements the issuance of securities under a plan of reorganization), Section 4(a)(2), Section 3(a)(9), Regulation D and/or Regulations S, as applicable.

Initially, approximately 11,096,247 shares of New Common Stock may be issued upon conversion of the New Renesas 2L Convertible Notes, based on the initial conversion rate of 54.5005 shares of New Common Stock per $1,000 principal amount of New Renesas 2L Convertible Notes, which is subject to a make-whole adjustment and customary anti-dilution provisions.

Initially, approximately 27,090,171 shares of New Common Stock may be issued upon conversion of the New 2L Convertible Notes, based on the initial conversion rate of 81.7508 shares of New Common Stock per $1,000 principal amount of New 2L Convertible Notes, which is subject to a make-whole adjustment and customary anti-dilution provisions.

The information contained in Item 1.01 of this Current Report on Form 8-K under the sub-heading “Warrant Issuance,” “Senior Secured Notes,” and “New 2L Convertible Notes, New Renesas 2L Convertible Notes and New 2L Takeback Notes” is incorporated by reference into this Item 3.02.

Item 3.03.	Material Modification to Rights of Security Holders.

The information set forth in the Introductory Note and Items 1.01, 3.02 and 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.01	Changes in Control of Registrant.

On the Plan Effective Date, all previously issued and outstanding equity interests in Wolfspeed were cancelled and extinguished. Pursuant to the Plan, (i) holders of certain claims under Wolfspeed’s pre-petition debt received approximately 95% of the shares of New Common Stock issued on the Plan Effective Date and (ii) holders of shares of Old Common Stock received their pro rata portion of approximately 5% of the shares of New Common Stock issued on the Plan Effective Date.

The information set forth in the Introductory Note and Item 5.02 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Board of Directors

Pursuant to the Plan, effective on the Plan Effective Date, Tom Werner, Glenda Dorchak, John Hodge, Darren Jackson, Duy-Loan Le, and Marvin Riley ceased serving on the Board, and Anthony M. Abate, Michael Bokan, Hong Q. Hou, and Eric Musser were appointed to the Board. Robert Feurle, Mark Jensen and Paul V. Walsh, Jr. remained on the Board. Pursuant to the Investor Rights Agreement and the Plan, Wolfspeed will appoint Aris Bolisay to the Board upon the receipt of the Regulatory Approvals. Also effective on the Plan Effective Date, Mr. Abate succeeded Mr. Werner as Chairman of the Board.

Mr. Abate, Mr. Bokan, Mr. Hou and Mr. Musser are eligible to participate in the 2025 MIP (as defined below).

Mr. Abate, Mr. Bokan, Mr. Hou and Mr. Musser are also expected to enter into Wolfspeed’s standard indemnification agreement for directors and officers.

There are no other arrangements or understandings between Mr. Abate, Mr. Bokan, Mr. Hou or Mr. Musser and any other persons pursuant to which any of the foregoing was appointed as a member of the Board. None of Mr. Abate, Mr. Bokan, Mr. Hou or Mr. Musser have any family relationship with any director or executive officer of Wolfspeed. There is no relationship between any of Mr. Abate, Mr. Bokan, Mr. Hou or Mr. Musser on the one hand and Wolfspeed on the other that would require disclosure pursuant to Item 404(a) of Regulation S-K.

Board Committees

Effective on the Plan Effective Date, the Board reconstituted the Audit Committee of the Board (the “Audit Committee”) to consist of Mr. Bokan, Mark Jensen and Mr. Walsh., and appointed Mr. Walsh as Chair of the Audit Committee. The Board has determined that all members of the Audit Committee are “independent directors” within the meaning of the Listing Rules of the New York Stock Exchange (the “NYSE Listing Rules”), including the special independence requirements applicable to Audit Committee members. The Board has determined that Mr. Jensen is an “audit committee financial expert” as defined in Item 407 of Regulation S-K.

Effective on the Plan Effective Date, the Board also reconstituted the Compensation Committee of the Board (the “Compensation Committee”) to consist of Mr. Abate, Mr. Hou and Mr. Musser, and appointed Mr. Abate as Chair of the Compensation Committee. The Board of Directors has determined that all members of the Compensation Committee are “independent directors” within the meaning of the applicable NYSE Listing Rules.

Effective on the Plan Effective Date, the Board also reconstituted the Governance and Nominations Committee of the Board (the “Governance and Nominations Committee”) to consist of Mr. Bokan, Mr. Jensen and Mr. Musser, and appointed Mr. Jensen as Chair of the Governance and Nominations Committee. The Board has determined that all members of the Governance and Nominations Committee are “independent directors” within the meaning of the applicable NYSE Listing Rules.

Compensation Plans

Pursuant to the Plan, on the Plan Effective Date, the obligations of Wolfspeed under all equity incentive plans of Wolfspeed and all documentation related thereto, including options, restricted stock units, performance stock units, and other awards, were terminated. Wolfspeed’s 2023 Long-Term Incentive Compensation Plan and 2025 Inducement Award Plan also terminated as of the Plan Effective Date.

2025 Long-Term Incentive Compensation Plan

In accordance with the Plan and the Confirmation Order, effective as of the Plan Effective Date, the Board adopted the 2025 Long-Term Incentive Compensation Plan (“2025 LTIP”), which provides for the grant of options, stock appreciation rights, restricted stock, restricted stock units, performance shares, performance stock units, performance units, other awards, or a combination thereof (“LTIP Awards”), to certain eligible employees and directors. An aggregate of 4,058,925 shares of New Common Stock were reserved for issuance of LTIP Awards under the 2025 LTIP. The 2025 LTIP provides for grants to be made under the 2025 LTIP in fiscal year 2026 and 2027 to have an aggregate value, as determined by the Board or the Committee (as defined in the 2025 LTIP), equal to $26.6 million and $27.5 million, respectively.

2025 Management Incentive Compensation Plan

In accordance with the Plan and the Confirmation Order, effective as of the Plan Effective Date, the Board adopted the 2025 Management Incentive Compensation Plan (“2025 MIP”), which provides for the grant of options, stock appreciation rights, restricted stock, restricted stock units, performance shares, performance stock units, performance units, other awards, or a combination thereof (“MIP Awards”), to executive officers, key employees and certain directors and other employees. An aggregate of 8,117,851 shares of New Common Stock are reserved for issuance of MIP Awards under the 2025 MIP. The 2025 MIP provides for initial MIP Awards under the 2025 MIP to be made to executive officers and key employees in accordance with the Restructuring Support Agreement.

The foregoing description of the 2025 LTIP and 2025 MIP is a summary and does not propose to be complete and is subject to, and qualified in its entirety by reference to, the full text of the 2025 LTIP and 2025 MIP, which are filed as Exhibits 10.4 and 10.5, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As described in Item 1.03 of this Current Report on Form 8-K, at the Conversion Effective Time and in accordance with the Plan and the Plan of Conversion, Wolfspeed effected a conversion from a North Carolina corporation to a Delaware corporation and, in connection therewith, the New Certificate of Incorporation became effective and Wolfspeed adopted the New Bylaws.

The material terms of Wolfspeed’s capital stock, including the rights, preferences, and privileges of the New Common Stock and preferred stock, as well as related provisions of the New Certificate of Incorporation and New Bylaws (including anti-takeover provisions, limitations on liability, and indemnification matters), are described in the Company’s Registration Statement on Form 8-A (File No. 001-40863), filed with the SEC on September 26, 2025, including any amendment or report filed for the purpose of updating such description, which description is incorporated herein by reference.

The foregoing description of the material terms of Wolfspeed’s capital stock, the New Charter and New Bylaws is a summary and does not purport to be completed and is subject to, and qualified in its entirety by reference to, the full text of the New Certificate of Incorporation and the New Bylaws, which are filed as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference, and to the applicable provisions of the Delaware General Corporation Law.

Item 7.01.	Regulation FD Disclosure

Press Release

On September 29, 2025, Wolfspeed issued press releases announcing (i) the Company’s emergence from the Chapter 11 Cases and (ii) the appointment of the new directors listed in this Current Report on Form 8-K under Item 5.02. A copy of each press release is attached hereto as Exhibits 99.1 and 99.2, respectively, and incorporated herein by reference.

The information included in this Current Report on Form 8-K under Item 7.01, including Exhibits 99.1 and 99.2 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liabilities of that Section, nor shall it be deemed incorporated by reference into any filing under the Exchange Act or the Securities Act, regardless of any general incorporation language in such filings.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements involving risks and uncertainties, both known and unknown, that may cause Wolfspeed’s actual results to differ materially from those indicated in the forward-looking statements. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, including estimates, forecasts, and projections about possible or assumed future results of Wolfspeed’s business, financial condition, liquidity, results of operations, plans, and objectives and Wolfspeed’s industry and market growth. Words such as “could,” “will,” “may,” “assume,” “forecast,” “position,” “predict,” “strategy,” “expect,” “intend,” “plan,” “estimate,” “anticipate,” “believe,” “project,” “budget,” “potential,” “forward” or “continue” and similar expressions are used to identify forward-looking statements. All statements in this Current Report on Form 8-K that are not historical are forward-looking statements, including statements regarding the potential benefits of the transactions contemplated by the Plan, and the potential effects of such transactions on Wolfspeed’s financial position, capital structure, outstanding debt, interest expense, profitability, and growth. Actual results could differ materially due to a number of factors, including but not limited to, risks and uncertainties associated with the emergence by the Company from the Chapter 11 Cases; the effects of the Chapter 11 Cases and emergence therefrom on Wolfspeed and Wolfspeed’s relationship with its various stakeholders, including vendors and customers; Wolfspeed’s ability to develop and implement the transactions contemplated by the Plan; the potential adverse effects of the Chapter 11 Cases and emergence therefrom on Wolfspeed’s liquidity and results of operations; the timing or amount of recovery, if any, to Wolfspeed’s stakeholders; uncertainty regarding Wolfspeed’s ability to retain key personnel; the diversion of management’s attention as a result of the Chapter 11 Cases and emergence therefrom; increased administrative and legal costs related to the Chapter 11 Cases and emergence therefrom; changes in Wolfspeed’s ability to meet its financial obligations as a result of the Chapter 11 Cases and emergence therefrom and to maintain contracts that are critical to its operations; the effectiveness of the overall restructuring activities pursuant to the Chapter 11 Cases and any additional strategies that Wolfspeed may employ to address its liquidity and capital resources and achieve its stated goals; the actions and decisions of equity holders, creditors, regulators, and other third parties that have an interest in the Chapter 11 Cases and the Company’s emergence therefrom; ongoing uncertainty in global economic and geopolitical conditions, such as the ongoing military conflict between Russia and Ukraine and the ongoing conflicts in the Middle East; changes in progress on infrastructure development or changes in customer or industrial demand that could negatively affect product demand, including as a result of an economic slowdown or recession, collectability of receivables and other related matters if consumers and businesses defer purchases or payments, or default on payments; risks associated with Wolfspeed’s expansion plans, including design and construction delays, cost overruns, the timing and amount of government incentives actually received, including, among other things, any direct grants and tax credits, issues in installing and qualifying new equipment and ramping production, poor production process yields and quality control, and potential increases to Wolfspeed’s restructuring costs; Wolfspeed’s ability to obtain additional funding, including, among other things, from government funding, public or private equity offerings, or debt financings, on favorable terms and on a timely basis, if at all; Wolfspeed’s ability to take certain actions with respect to its capital and debt structure; the risk that Wolfspeed does not meet its production commitments to those customers who provide Wolfspeed with capacity reservation deposits or similar payments; the risk that Wolfspeed may experience production difficulties that preclude it from shipping sufficient quantities to meet customer orders or that result in higher production costs, lower yields and lower margins; Wolfspeed’s ability to lower costs; the risk that Wolfspeed’s results will suffer if it is unable to balance fluctuations in customer demand and capacity, including bringing on additional capacity on a timely basis to meet customer demand or scaling back its manufacturing expenses or overhead costs quickly enough to correspond to lower than expected demand; the risk that longer manufacturing lead times may cause customers to fulfill their orders with a competitor’s products instead; product mix; risks associated with the ramp-up of production of Wolfspeed’s new products, and Wolfspeed’s entry into new business channels different from those in which it has historically operated; Wolfspeed’s ability to convert customer design-ins to design-wins and sales of significant volume, and, if customer design-in activity does result in such sales, when such sales will ultimately occur and what the amount of such sales will be; the risk that the markets for Wolfspeed’s products will not develop as it expects, including the adoption of Wolfspeed’s products by electric vehicle manufacturers and the overall adoption of electric vehicles; the risk that the economic and political uncertainty caused by the tariffs imposed or announced by the United States on imported goods, and corresponding tariffs and other retaliatory measures imposed by other countries (including China) in response, may continue to negatively impact demand for Wolfspeed’s products; the risk that Wolfspeed or its channel partners are not able to develop and expand customer bases and accurately anticipate demand from end customers, including production and product mix, which can result in increased inventory and reduced orders as Wolfspeed experiences wide fluctuations in supply and demand; risks related to international sales and purchases; risks resulting from the concentration of Wolfspeed’s business among few customers, including the risk that customers may reduce or cancel orders or fail to honor purchase commitments; the risk that Wolfspeed’s investments may experience periods of significant market value and interest rate volatility causing it to recognize fair value losses on Wolfspeed’s investment; the risk posed by managing an increasingly complex supply chain (including managing the impacts of supply constraints in the semiconductor industry and meeting purchase commitments under take-or-pay arrangements with certain suppliers) that has the ability to supply a sufficient quantity of raw materials, subsystems and finished products with the required specifications and quality; risks relating to outbreaks of infectious diseases or similar public health events, including the risk of disruptions to Wolfspeed’s operations, supply chain, including its contract manufacturers, or customer demand; the risk Wolfspeed may be required to record a significant charge to earnings if its remaining goodwill or amortizable assets become impaired; risks relating to confidential information theft or misuse, including through cyber-attacks or cyber intrusion; Wolfspeed’s ability to complete development and commercialization of products under development; the rapid development of new technology and competing products that may impair demand or render Wolfspeed’s products obsolete; the potential lack of customer acceptance for Wolfspeed’s products; risks associated with ongoing litigation; the risk that customers do not maintain their favorable perception of Wolfspeed’s brand and products, resulting in lower demand for its products; the risk that Wolfspeed’s products fail to perform or fail to meet customer requirements or expectations, resulting in significant additional costs; risks associated with strategic transactions; the risk that Wolfspeed is not able to successfully execute or achieve the potential benefits of Wolfspeed’s efforts to enhance its value; the substantial doubt about Wolfspeed’s ability to continue as a going concern; and other factors discussed in Wolfspeed’s filings with the SEC, including Wolfspeed’s report on Form 10-K for the fiscal year ended June 29, 2025, and subsequent reports filed with the SEC. These forward-looking statements represent Wolfspeed’s judgment as of the date of this Current Report on Form 8-K. Except as required under the U.S. federal securities laws and the rules and regulations of the SEC, Wolfspeed disclaims any intent or obligation to update any forward-looking statements after the date of this Current Report on Form 8-K, whether as a result of new information, future events, developments, changes in assumptions or otherwise.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description of Exhibit

2.1	Joint Prepackaged Chapter 11 Plan of Reorganization of Wolfspeed, Inc. and Its Debtor Affiliate (incorporated by reference to Exhibit 2.2 to Wolfspeed’s Current Report on Form 8-K (file No. 001-40863), filed on September 10, 2025).

3.1	Certificate of Incorporation of Wolfspeed, Inc. (incorporated by reference to Exhibit 3.1 to Wolfspeed’s Registration Statement on Form 8-A (File No. 001-40863), filed on September 26, 2025)

3.2	Bylaws of Wolfspeed, Inc. (incorporated by reference to Exhibit 3.2 to Wolfspeed’s Registration Statement on Form 8-A (File No. 001-40863), filed on September 26, 2025)

4.1*	Indenture, dated as of September 29, 2025, by and among Wolfspeed, Inc., the Subsidiary Guarantors party thereto from time to time and U.S. Bank Trust Company, National Association

4.2	Form of Senior Secured Note due 2030 (included as Exhibit A to Exhibit 4.1)

4.3*	Indenture, dated as of September 29, 2025, by and among Wolfspeed, Inc., the Subsidiary Guarantors party thereto from time to time, and U.S. Bank Trust Company, National Association

4.4	Form of 7.0%/12.00% Second Lien Senior Secured PIK Toggle Notes due 2031 (included as Exhibit A to Exhibit 4.3).

4.5*	Indenture, dated as of September 29, 2025, by and among Wolfspeed, Inc., the Subsidiary Guarantors party thereto from time to time and U.S. Bank Trust Company, National Association

4.6	Form of 2.5% Convertible Second Lien Senior Secured Notes due 2031 (included as Exhibit A to Exhibit 4.5).

4.7*	Indenture, dated as of September 29, 2025, by and among Wolfspeed, Inc., the Subsidiary Guarantors part thereto from time to time and U.S. Bank Trust Company, National Association

4.8	Form of 2.5% Convertible Second Lien Senior Secured Notes due 2031 (included as Exhibit A to Exhibit 4.7).

10.1	Warrant, dated September 29, 2025, by and between Wolfspeed, Inc. and Renesas Electronics America Inc.

10.2	Investor Rights and Disposition Agreement, dated September 29, 2025, by and between Wolfspeed, Inc. and Renesas Electronics America Inc.

10.3	Registration Rights Agreement, dated September 29, 2025, by and between Wolfspeed, Inc. and the holders party thereto

10.4	2025 Long-Term Incentive Compensation Plan

10.5	2025 Management Incentive Compensation Plan

99.1	Press Release, dated September 29, 2025

99.2	Press Release, dated September 29, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*

Certain schedules and similar attachments have been omitted pursuant to Item 601(a)(5) of Regulation S-K under the Securities Act. The registrant undertakes to furnish a copy of all omitted schedules and similar attachments to the SEC upon its request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WOLFSPEED, INC.

By:	/s/ Melissa Garrett
Melissa Garrett Senior Vice President and General Counsel

Date: September 30, 2025